Exhibit 10.29

EASTERN RESEARCH, INC. STOCK OPTION PLAN

I.	Purpose and Scope

The purposes of this Plan are to encourage stock ownership by employees, non-employee directors, agents, consultants or independent contractors of Eastern Research, Inc. and related entities (herein called the “Company”), to provide an incentive for such employees, non-employee directors, agents, consultants or independent contractors to expand and improve the profits and prosperity of the Company, and to assist the Company in attracting and retaining personnel through the grant of options to purchase shares of the Company’s common stock.

II.	Definitions

Unless otherwise required by the context:

A. “Agreement” shall mean the written instrument evidencing the grant of an Option. The Participant may be issued one or more Agreements from time to time, reflecting one or more Options.

B. “Board” shall mean the Board of Directors of the Company.

C. “Change in Control” means the time when (1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), either individually or together with that person’s affiliates or associates, becomes the beneficial owner, directly or indirectly, of at least 50% of the outstanding Stock or such person or (2) individuals who are directors of the Company and who qualify as continuing directors have ceased for any reason to constitute at least a majority of the Company’s Board.

D. “Committee” shall mean the Stock Option Plan Committee, which is appointed by the Board, and which shall be composed of three members of the Board.

E. “Company” shall mean Eastern Research, Inc., a New Jersey corporation, VIR, Inc., a Pennsylvania corporation, Linear Switch Corporation, a New Jersey corporation and Allen Organ Company, a Pennsylvania corporation.

F. “Code” shall mean the Internal Revenue Code of 1986, as amended.

G. “Fair Market Value” shall mean if Company Stock is not actively traded in the over-the-counter market, or on a national securities exchange, the result of an annual valuation of Company Stock.

H. “Option” shall mean a right to purchase Stock, granted pursuant to the Plan.

I. “Option Price” shall mean the purchase price for Stock under an Option, as determined in Section VI below.

J. “Participant” shall mean an employee of the Company, or an employee of VIR, Inc., Linear Switch Corporation or Allen Organ Company to whom an Option is granted under the Plan. Participant shall also mean any non-employee director, agent, consultant or independent contractor providing key services to the Company.

K. “Plan” shall mean the Eastern Research, Inc. Stock Option Plan.

L. “Stock” shall mean the common stock of Eastern Research, Inc., par value $.01 per share.

III.	Stock to be Optioned

Subject to the provisions of Section XII of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is 1,500,000 shares. Such shares may be treasury, or authorized, but unissued, shares of Stock of the Company.

IV.	Administration

The Plan shall be administered by the Committee. Two members of the Committee shall constitute a quorum for the transaction of business. The Committee shall be responsible to the Board for the operation of the Plan, and shall make recommendations to the Board with respect to participation in the Plan by employees, non-employee directors, agents, consultants or independent contractors of the Company, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith.

V.	Eligibility

The Board, upon recommendation of the Committee, may grant Options to any employee (including an employee who is a director or an officer) of the Company or any non-employee director, agent, consultant or independent contractor who provides or has provided key services to the Company, Options may be awarded by the Board at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board, upon recommendation by the Committee shall determine. Options granted at different times need not contain similar provisions. Options granted pursuant to the Plan are not intended to qualify under Code Section 422.

VI.	Option Price

The purchase price for Stock under each option shall generally be 100 percent of the Fair Market Value of the Stock at the time the Option is granted, but in no event will such purchase price be less than the par value of the Stock.

VII	Terms and Conditions of Options

Options granted pursuant to the Plan shall be authorized by the Board and shall be evidenced by Agreements in such form as the Board, upon recommendation of the Committee, shall from time to time approve. Such Agreements shall comply with and be subject to the following terms and conditions:

A. Vesting in Options. The Board may, in its discretion, subject any Option granted under the Plan to a vesting schedule. Any such schedule will govern the ability of a Participant to exercise an Option granted hereunder. An Option may be exercised only during the continuance of the Participant’s employment, except as provided in Section VIII and Section IX. No such Agreement shall impose upon the Company, however, any obligation to employ the Participant for any period of time.

B. Time and Method of Payment. The Option Price shall be paid in full in cash at the time an Option is exercised under the Plan. However, in lieu of cash, with the approval of the Committee at or prior to exercise, a Participant may exercise his Option by tendering to the Company, shares of Stock owned by him and having a fair market value equal to the cash exercise price applicable to his Option or by delivering such combination of cash and such shares as the Committee in its sole discretion may approve. Notwithstanding the foregoing, Stock may not be tendered as payment unless it has been held, beneficially and of record, for at least one year. In addition, at the request of the Participant, and to the extent permitted by applicable law, the Company may, in its sole discretion, selectively approve arrangements with a brokerage firm under which such brokerage firm, on behalf of the Participant, shall pay to the Company the exercise price of the Option being exercised, and the Company, pursuant to an irrevocable notice from the Participant, shall promptly deliver the shares being purchased to such firm. Promptly after the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such Stock. A Participant shall have none of the rights of a shareholder until shares are issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

C. Number of Shares. Each Option shall state the total number of shares of Stock to which it pertains.

D. Option Period and Limitations on Exercise of Options. Each Option granted under the Plan shall be exercisable only after the earlier of the date on which (1) the Participant has met the vesting period requirements as the Committee shall specify, if any, in the Agreement or (2) a Change in Control occurs. Except as provided in the Agreement, an Option may be exercised in whole in part at any time during its term. No Option may be exercised after the expiration of ten years and one month from the date it is granted. No Option may be exercised for a fractional share of Stock.

E. Withholding Taxes.

(1) Subject to the provisions of Subsection (ii), the Company will require that a Participant as a condition of the exercise of an Option, or any other person or entity receiving Stock upon exercise of an Option, pay or reimburse any taxes which the Company is required to withhold in connection with the exercise of the Option.

(2) A Participant may satisfy the withholding obligation described in Subsection (i), in whole or in part, by electing to have the Company withhold shares of Stock (otherwise issuable upon the exercise of an Option) having a fair market value equal to the amount required to be withheld. An election by a Participant to have shares withheld for this purpose shall be subject to the following restrictions:

(a) it must be made prior to the date on which the amount of tax to be withheld is determined;

(b) it shall be irrevocable; and

(c) it shall be subject to disapproval by the Committee.

F. Restriction on Transfer. By exercising options granted under this Plan a Participant agrees and consents to the following:

(1) If at any time the Company makes or intends to accept an offer to sell, exchange or transfer for consideration, a majority of the Company Stock, a Participant who has exercised and received shares subject to the Plan shall offer to transfer all of the shares so received to the proposed transferee at the same price per share and on the same terms and conditions as are applicable to the Company’s shares.

(2) Certificates representing shares which are subject to this Plan will bear a legend representing such restriction, in addition to such other legends as counsel to the Company may deem appropriate.

VIII.	Termination of Employment

A. Retirement. In the event of termination of employment of the Participant due to retirement (as such term is defined in the Company’s applicable employee pension benefit plan), an Option shall lapse at the earlier of the expiration of the term of the Option or three months from the date of retirement.

B. Total and Permanent Disability. In the event of termination of employment due to the determination that the Participant has become “disabled” as defined in Code Section 72(m)(7), an Option shall lapse at the earlier of (1) the expiration of the term of the Option, or (2) three months after termination due to such causes.

C. Other Termination. Except as otherwise provided in Subsection D, in the event of termination of employment at the election of the Company, all Options shall lapse as of the earlier of (1) the expiration of the term of the Option, or (2) three months after the date of termination of employment. In the event of termination of employment at the election of the Participant, all Options granted to such Participant shall lapse as of the date of termination of employment.

D. Termination for Cause. In the event of termination of employment “for cause” all Options granted to such Participant shall lapse on the date of termination of employment. Termination “for cause” shall mean the Participant was terminated after:

(1) Conviction of or plea of guilty or nolo contendere to a felony, a crime of falsehood or a crime involving moral turpitude or the actual incarceration of the Participant for a period of ten (10) consecutive days;

(2) The Participant’s failure to follow the good faith instructions, with respect to the Company or its operations, of management of the Company; or

(3) A Participant’s willful misconduct or neglect of duties as an employee of the Company.

IX.	Non-employee Directors, Agents, Consultants and Independent Contractors

Notwithstanding anything contained herein to the contrary, Options granted to non-employee directors, agents, consultants and independent contractors shall vest and become exercisable in accordance with the terms and conditions of the underlying Option Agreement.

X.	Rights in Event of Death

If a Participant dies without having fully exercised his Options, the executors or administrators, or legatees or heirs, of his estate shall have the right to exercise such Options to the extent that such deceased Participant was entitled to exercise the Options on the date of his death, however, such Option shall lapse at the earlier of the expiration of the term of the Option or three months after termination due to such causes.

XI.	No Obligations to Exercise Option

The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

XII.	Nonassignability

Options shall not be transferable other than by will or by the law of descent and distribution, and during a Participant’s lifetime shall be exercisable only by such Participant.

XIII.	Effect of Change in Stock Subject to the Plan

The aggregate number of shares of Stock available for Options under the Plan, the shares subject to any Option and the price per share shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (A) a subdivision or consolidation of shares or any other capital adjustment, (B) the payment of a stock dividend, or (C) other increase or decrease in such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, any Option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all Options outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person entitled under Section IX to exercise an Option) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant’s Options in whole or in part,

The Board, by resolution, may terminate, amend, or revise the Plan with respect to any shares as to which Options have not been granted. Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect for a period of ten years from the date of the Plan’s adoption by the Board. Termination of the Plan shall not affect any Option previously granted.

XV.	Agreement and Representation of Participants

As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

XVI.	Reservation of Shares of Stock

The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

XVII	Effective Date of Plan.

The Plan shall be effective from the date that the Plan is approved by the Board.

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